Exhibit 11: Statement Re Computation of Per Share Earnings

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations (in thousands, except per share data):


                                    Three Months Ended             Nine Months Ended
                                      September 30,                  September 30,
                                   1998           1997            1998            1997
----------------------------- ------------- --------------- --------------- ---------------
Numerator                           $25,581         $24,600         $74,998         $62,353

Denominators:
  Basic shares outstanding           51,368          51,834          51,540          51,596
  Dilutive option effect                507             629             638             625
----------------------------- ------------- --------------- --------------- ---------------
  Dilutive shares out-               51,875          52,463          52,178          52,221
  standing
----------------------------- ------------- --------------- --------------- ---------------
EPS:
  Basic                               $0.50           $0.48           $1.46           $1.21
  Diluted                             $0.50           $0.47           $1.44           $1.19
----------------------------- ------------- --------------- --------------- ---------------